EXHIBIT 10.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 26, 2013, by and among the financial institutions party thereto from time to time (together with their respective successors and assigns, the “Lenders”), Wells Fargo Bank, N.A., as a Lender and administrative agent for the Lenders (in such capacity, “Agent”), CIBER, Inc., a Delaware corporation (“US Borrower”), on behalf of itself and each other Borrower (as defined in the Credit agreement, defined below) other than CIBER AG, CIBER AG, an Aktiengesellschaft organized under the laws of Germany (“CIBER AG”).

WHEREAS, US Borrower, CIBER AG, CIBER UK Ltd., a limited company incorporated in England and Wales with company number 02623681 (“CIBER UK”), CIBER Europe Limited, a limited company incorporated in England and Wales with company number 02904897, (“CIBER Europe”; together with CIBER UK, “UK Borrowers”), CIBER International B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (“CIBER International”), CIBER Nederland B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (“CIBER Nederland”; together with CIBER International, “Dutch Borrowers”), CIBER Holding GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany (“CIBER Holdings Germany”), topcontracts GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany (“topcontracts Germany”), CIBER AG and CIBER Managed Services GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany (“CIBER Managed Services” and collectively with CIBER Holdings Germany, topcontracts Germany and CIBER AG, each a “German Borrower” and collectively, the “German Borrowers”; UK Borrowers, Dutch Borrowers and German Borrowers are referred to hereinafter each individually as a “European Borrower” and collectively as the “European Borrowers”; US Borrower and European Borrowers are referred to hereinafter each individually as a “Borrower” and collectively as “Borrowers”), Agent and Lenders are parties to that certain Credit Agreement dated as of May 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined, capitalized terms used herein shall have the same meanings ascribed to such terms in the Credit Agreement); and

WHEREAS, Borrowers have requested that Agent and Lenders agree to amend clause (i) of the definition of “US Eligible Accounts” contained in Schedule 1.1 to the Credit Agreement as more fully described herein, and Agent and Lenders have so agreed.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.             Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 3below, in reliance upon the representations and warranties of Borrowers set forth in Section 4 below, clause (i) of the defined term “US Eligible Accounts” contained in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety:

(i)            Accounts with respect to an Account Debtor whose total obligations owing to US Borrowers exceed (a) 10% or (b), in the case of T-Mobile USA, Inc., 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all US Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of US Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise US Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

2.             Continuing Effect.  Except as expressly set forth in Section 1 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect.

3.             Reaffirmation and Confirmation.  Each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrowers, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document.  Each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.

4.             Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a)           Agent shall have received a fully executed copy of this Amendment, including the Consent and Reaffirmation attached hereto, together with such other documents, agreements and instruments as Agent may require or reasonably request; and

(b)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

5.             Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby jointly and severally represent and warrant to Agent and Lenders that, after giving effect to this Amendment:

(a)           All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date;

2

(b)           No Default or Event of Default has occurred and is continuing; and

(c)           This Amendment and the Credit Agreement constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms, except as such enforcement may be limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

6.             Miscellaneous.

(a)           Expenses.  Subject to Section 2.5 of the Credit Agreement, US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG jointly and severally agree to pay on demand all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement.

(b)           Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of New York.  The choice of law and venue and jury trial waiver provisions set forth in Section 12 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment.

(c)           Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (including a “.pdf” file) shall be equally effective as delivery of an original executed counterpart of this Amendment.

7.             Release.

(a)           In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, US Borrower, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor, and CIBER AG (by its execution and delivery of the attached Consent and Reaffirmation), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Borrower or Guarantor or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, in each case, solely that arises at any time on or prior to the day and date of this Amendment.

(b)           US Borrower, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor, and CIBER AG (by its execution and delivery of the attached Consent and Reaffirmation) understands, acknowledges and agrees that the release set forth

3

above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           US Borrower, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor, and CIBER AG (by its execution and delivery of the attached Consent and Reaffirmation) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

CIBER, INC., a Delaware corporation, on behalf of itself and each other Borrower (other than CIBER AG)

By:	/s/ Christian Mezger
Name:	Christian Mezger
Title:	SVP, Corporate Finance

CIBER AG

By:	/s/ Jorg Dietmann
Name:	Jorg Dietmann
Title:	Vorstand

WELLS FARGO BANK, N.A., a national banking association, as Agent, as Lead Arranger, as Sole Book Runner, as UK Security Trustee, as a US Lender, as a UK-Dutch Lender and as a German Lender

By:	/s/ Patrick McCormack
Name:	Patrick McCormack
Its Authorized Signatory

CONSENT AND REAFFIRMATION

CIBER, Inc., a Delaware corporation (“US Borrower”), on behalf of each other Guarantor (as defined in the Credit Agreement) hereby:  (i) acknowledges receipt of a copy of the foregoing Amendment No. 2 to Credit Agreement (the “Amendment”) (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to each Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby, including Section 8 of the foregoing Amendment; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

[signature pages follow]

CIBER, INC., a Delaware corporation, on behalf of each Guarantor

By:	/s/ Christian Mezger
Name:	Christian Mezger
Title:	SVP, Corporate Finance